Exhibit 99.1

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of June 3, 2013, by and among Mid-America Apartment Communities, Inc., a Tennessee corporation (“Martha”), Mid-America Apartments, L.P., a Tennessee limited partnership (“Martha LP”, and together with Martha, the “Martha Parties”), and the undersigned shareholder (the “Shareholder”) of Colonial Properties Trust, an Alabama real estate investment trust (“George”).

RECITALS

A. Concurrently with the execution of this Agreement, the Martha Parties, George, Colonial Realty Limited Partnership, a Delaware limited partnership (“George LP”), and Martha Merger Sub, L.P., a Delaware limited partnership (“OP Merger Sub”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”) which provides for (i) the merger of George with and into Martha with Martha being the surviving entity (the “Parent Merger”) immediately after (ii) the merger of OP Merger Sub with and into George LP, with George LP continuing as the surviving entity and a subsidiary of Martha LP (the “Partnership Merger”, and together with the Parent Merger, the “Mergers”).

B. As a condition and an inducement to the Martha Parties’ willingness to enter into the Merger Agreement, the Martha Parties have required that the Shareholder, and the Shareholder has agreed, to enter into this Agreement with respect to (i) all common shares of beneficial interest, par value $0.01 per share, of George (“George Common Shares”) that the Shareholder owns beneficially (as defined for purposes of this Agreement in Rule 13d-3 under the Exchange Act) or of record and (ii) all limited partnership interests in George LP designated as a “Partnership Unit” (“George OP Units”) under the Fourth Amended and Restated Agreement of Limited Partnership of George LP, dated as of January 27, 2012, as amended, modified or supplemented from time to time (the “George LP Agreement”), that the Shareholder owns, if any, beneficially or of record.

C. The Shareholder is the beneficial or record owner, and has either sole or shared voting power over, such number of George Common Shares (the “George Shares”) and George OP Units (“George Units”), if any, as is indicated on Schedule A attached hereto.

D. Martha desires the Shareholder to agree, and the Shareholder is willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of the George Shares, New George Shares (as defined below), George Units and New George Units (as defined below), and to vote the George Shares, New George Shares, George Units and New George Units in a manner so as to facilitate consummation of the Mergers.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Expiration Date” shall mean the earlier to occur of (i) the approval and adoption of the Merger Agreement at the George Shareholder Meeting or (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article IX thereof.

“Permitted Transfer” shall mean, in each case, so long as (i) such Transfer is in accordance with applicable Law and (ii) the Shareholder is and at all times has been in compliance with this Agreement, any Transfer (x) to an Affiliate or (y) to any member of the Shareholder’s immediate family, or to a trust for the benefit of the Shareholder or any member of the Shareholder’s immediate family, so long as such Affiliate or other permitted transferee (if applicable), in connection with such Transfer, executes a joinder to this Agreement pursuant to which such Affiliate or other permitted transferee (if applicable) agrees to become a party to this Agreement and be subject to the restrictions applicable to the Shareholder and otherwise become a party for all purposes of this Agreement; provided, that no such Transfer shall relieve the transferring Shareholder from his obligations under this Agreement, other than with respect to those George Shares or George Units transferred in accordance with the foregoing provision.

“Transfer” shall mean (i) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of Law or otherwise), of any capital stock (or any security convertible or exchangeable into capital stock) or interest in any capital stock, including, without limitation, a redemption of George OP Units pursuant to the terms of the George LP Agreement, or (ii) entering into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise. For purposes of this Agreement, “capital stock” shall include interests in a limited partnership.

2. Agreement to Retain George Shares and George Units.

2.1 Transfer and Encumbrance of George Shares and George Units. Other than a Permitted Transfer, until the Expiration Date, the Shareholder shall not (i) Transfer any of the George Shares, New George Shares, George Units or New George Units, or (ii) deposit any

George Shares, New George Shares, George Units or New George Units into a voting trust or enter into a voting agreement or arrangement with respect to such George Shares, New George Shares, George Units or New George Units or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto.

2.2 Additional Purchases. The Shareholder agrees that any George Common Shares, George OP Units, other capital shares of George that the Shareholder purchases or otherwise acquires or with respect to which the Shareholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Date (the “New George Shares”) and other partnership interests of George LP that the Shareholder purchases or otherwise acquires or with respect to which the Shareholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Date (the “New George Units”) shall, in each case, be subject to the terms and conditions of this Agreement to the same extent as if they constituted the George Shares or George Units, as applicable.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any of the George Shares, New George Shares, George Units and New George Units in violation of this Section 2 shall, to the fullest extent permitted by Law, be null and void ab initio, and George and George LP shall not, and shall instruct their transfer agent and other third parties not to, record or recognize any such purported Transfer on the share register of George or the books and records of George LP. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, to the extent any George Shares or George Units held by the Shareholder subject to any Lien (as set forth on Schedule A hereto) become subject to foreclosure, forfeiture or other similar proceedings, thereby causing the Shareholder to be unable to comply with his obligations under this Agreement with respect to such securities, neither the Shareholder nor George shall be deemed to be in breach of this Agreement with respect to the Shareholder’s obligations with respect to such George Shares or George Units.

3. Agreement to Vote and Approve.

3.1 George Shares. Hereafter until the Expiration Date, at every meeting of the shareholders of George called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of George with respect to any of the following matters, the Shareholder shall, or shall cause the holder of record on any applicable record date to (including via proxy), vote the George Shares and any New George Shares: (i) in favor of the Parent Merger and (ii) against (a) any Acquisition Proposal for George, (b) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Mergers set forth in Article VIII of the Merger Agreement not being fulfilled, and (c) any action which could reasonably be expected to impede, interfere with, materially delay, materially postpone or materially adversely affect consummation of the transactions contemplated by the Merger Agreement.

3.2 George Units. Hereafter until the Expiration Date, on every action or approval by written consent of the partners of George LP with respect to any of the following matters, whether contemplated now or at any time prior to the Expiration Date, and at every meeting of the partners of George LP called with respect to any of the following matters, and at every adjournment or postponement thereof, the Shareholder shall, or shall cause the holder of record on any applicable record date to (including via proxy), vote the George Units and any New George Units: (i) in favor of the Partnership Merger, (ii) in favor of any amendment to the George LP Agreement proposed to facilitate the Partnership Merger or the other transactions contemplated by the Merger Agreement and (iii) against (a) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Mergers set forth in Article VIII of the Merger Agreement not being fulfilled, and (b) any action which could reasonably be expected to impede, interfere with, materially delay, materially postpone or materially adversely affect consummation of the transactions contemplated by the Merger Agreement.

4. Irrevocable Proxy. By execution of this Agreement, the Shareholder does hereby appoint and constitute Martha, H. Eric Bolton, Jr. and Albert M. Campbell, III, and any one or more other individuals designated by Martha, and each of them individually, until the Expiration Date (at which time this proxy shall automatically be revoked), with full power of substitution and resubstitution, as the Shareholder’s true and lawful attorneys-in-fact and irrevocable proxies, to the fullest extent of the Shareholder’s rights with respect to the George Shares, any New George Shares, George Units and any New George Units, to vote each of the George Shares, New George Shares, George Units and New George Units solely with respect to the matters set forth in Section 3 hereof; provided, however, the foregoing shall only be effective if the Shareholder fails to be counted as present, to consent or to vote the Shareholder’s George Shares, New George Shares, George Units and New George Units, as applicable, in accordance with Section 3 above. The Shareholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date for all purposes and hereby revokes any proxy previously granted by the Shareholder with respect to the George Shares, New George Shares, George Units or New George Units. The Shareholder hereby ratifies and confirms all actions that the proxies appointed hereunder may lawfully do or cause to be done in accordance with this Agreement.

5. Representations, Warranties and Covenants of the Shareholder. The Shareholder hereby represents, warrants and covenants to the Martha Parties as follows:

5.1 Due Authority. The Shareholder has the legal capacity and full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4 hereof. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder enforceable against it in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at Law or in equity. If Shareholder is married and the George Shares and George Units set forth on Schedule A hereto constitute community property under applicable Law, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, Shareholder’s spouse.

5.2 Ownership of George Shares and George Units. As of the date hereof, the Shareholder (i) is the beneficial or record owner of the George Common Shares and George OP Units indicated on Schedule A hereto, free and clear of any and all Liens, other than those created by this Agreement, as disclosed on Schedule A or as would not prevent the Shareholder from performing his obligations under this Agreement, and (ii) has either sole or shared voting power over all of the George Shares and George Units. As of the date hereof, the Shareholder does not own, beneficially or of record, any capital stock or other securities of George or George LP other than the George Common Shares and George OP Units set forth on Schedule A. As of the date hereof, the Shareholder does not own, beneficially or of record, any rights to purchase or acquire any shares of capital stock of George or George LP.

5.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by the Shareholder do not, and the performance by the Shareholder of the obligations under this Agreement and the compliance by the Shareholder with any provisions hereof do not and will not: (i) conflict with or violate in any material respect any Laws applicable to the Shareholder, the George Shares or the George Units, or (ii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the George Shares or the George Units pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder, the George Shares or the George Units are bound.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to the Shareholder in connection with the execution and delivery of this Agreement or the consummation by the Shareholder of the transactions contemplated hereby.

5.4 Absence of Litigation. There is no Action pending against, or, to the knowledge of the Shareholder, threatened against or affecting, the Shareholder or any of its Affiliates or any of their respective properties or assets (including the George Shares and the George Units) at Law or in equity that could reasonably be expected to impair or adversely affect the ability of the Shareholder to perform the Shareholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

6. Further Assurances. From time to time, at the request of Martha and without further consideration, the Shareholder shall take such further action as may reasonably be requested by Martha to carry out the intent of this Agreement.

7. Termination. This Agreement shall terminate and shall have no further force or effect on the Expiration Date.

8. Notice of Certain Events. The Shareholder shall notify Martha promptly of (a) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach in any material respect of the representations and warranties of the Shareholder under this Agreement and (b) the receipt by the Shareholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement; provided, however, that the delivery of any notice pursuant to this Section 8 shall not limit or otherwise affect the remedies available to any party.

9. Dissenter’s Rights. The Shareholder hereby unconditionally and irrevocably waives, and agrees to prevent the execution of, any rights of appraisal and dissenters’ rights relating to the Parent Merger that the Shareholder may have directly or indirectly by virtue of the ownership of the George Shares or New George Shares.

10. Miscellaneous.

10.1 Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

10.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. George and George LP shall be express third party beneficiaries of the agreements of the Shareholder contained in this Agreement.

10.3 Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

10.4 Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any federal court within the State of Delaware), in addition to any other remedy to which they may be entitled at Law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

10.5 Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by facsimile or e-mail of a pdf attachment (providing confirmation of transmission) at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

(a) if to the Martha Parties to:

Martha Communities, Inc.

6584 Poplar Avenue

Memphis, TN 38138

Telephone:        (901) 682-6600

Facsimile:         (901) 682-6667

Attention:         H. Eric Bolton Jr.

Chief Executive Officer

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP

620 Eighth Avenue

New York, NY 10018

Telephone:        (212) 813-8800

Facsimile:         (212) 355-3333

Attention:         Gilbert G. Menna

(b) if to the Shareholder:

To the address for notice set forth on the last page hereof.

Or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

10.6 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to agreements entered into and performed entirely therein by residents thereof, without regarding to any provisions relating to choice of laws among different jurisdictions. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any federal court within the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

10.7 WAIVER OF JURY TRIAL. EACH OF THE MARTHA PARTIES AND THE SHAREHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE MARTHA PARTIES OR THE SHAREHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

10.8 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

10.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

10.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of interpretation of this Agreement.

10.11 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (i) the Merger Agreement is executed by all parties thereto, and (ii) this Agreement is executed by all parties hereto.

10.12 Legal Representation. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation thereof.

10.13 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the Mergers are consummated.

10.14 Action in Shareholder Capacity Only. No Person executing this Agreement who is or becomes during the term of this Agreement a trustee, officer or fiduciary of George shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a trustee, officer or fiduciary of George. The parties acknowledge and agree that this Agreement is entered into by the Shareholder solely in his capacity as the beneficial owner or record holder of the Shareholder’s George Shares and George Units and nothing in this Agreement shall restrict, limit or affect in any respect any actions taken by the Shareholder in his capacity as a trustee, officer or fiduciary of George. The Shareholder shall have no liability to any of the Martha Parties under this Agreement as a result of any action or inaction by the Shareholder acting in his capacity as an officer, trustee or fiduciary of George, it being understood that any action taken by the Shareholder in such capacity to approve a Change in George Recommendation shall have no effect on the obligations of the Shareholder under this Agreement as the record holder or beneficial owner of the George Shares, New George Shares, George Units and New George Units if this Agreement has not been terminated in accordance with its terms. For the avoidance of doubt, nothing in this Section 10.14 shall in any way modify, alter or amend any of the terms of the Merger Agreement.

10.15 Documentation and Information. The Shareholder consents to and authorizes the publication and disclosure by Martha and George of the Shareholder’s identity and holdings of the George Shares and George Units, and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement, in any press release or any other disclosure document required in connection with the Mergers or any other transaction contemplated by the Merger Agreement. As promptly as practicable, the Shareholder shall notify Martha of any required corrections with respect to any written information supplied by such Shareholder specifically for use in any such disclosure document, if and to the extent such Shareholder becomes aware that any have become false or misleading in any material respect.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

MID-AMERICA APARTMENT COMMUNITIES, INC.

By:
Name:	H. Eric Bolton, Jr.
Title:	Chairman of the Board and
Chief Executive Officer

MID-AMERICA APARTMENTS, L.P.

By:	Mid-America Apartment Communities, Inc.,
its sole general partner
By:
Name:	H. Eric Bolton, Jr.
Title:	Chairman of the Board and
Chief Executive Officer

Shareholder’s Address for Notice:

[Signature Page to          Voting Agreement]

SOLELY FOR PURPOSES OF
SECTION 2.3 HEREOF:

COLONIAL PROPERTIES TRUST

By:
Name:	Thomas H. Lowder
Title:	Chairman of the Board and
Chief Executive Officer

COLONIAL REALTY LIMITED PARTNERSHIP

By:	Colonial Properties Trust,
its sole general partner

By:
Name:	Thomas H. Lowder
Title:	Chairman of the Board and
Chief Executive Officer

[Signature Page to          Voting Agreement]